Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com   NEWS RELEASE  FOR IMMEDIATE RELEASE  SIMPSON MANUFACTURING CO., INC. ANNOUNCES THE APPOINTMENT OF CHAU BANKS AND  FELICA CONEY TO ITS BOARD OF DIRECTORS  Pleasanton, CA – June 5, 2023 – Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD),  an industry leader in engineered structural connectors and building solutions, today announced  the Company’s Board of Directors (the “Board”) has appointed Chau Banks and Felica Coney as  independent directors of the Company, effective on June 1, 2023. The Board has also appointed  Ms. Banks to serve on its Audit and Finance Committee and its Compensation and Leadership  Development Committee; and has appointed Ms. Coney to serve on its Audit and Finance  Committee and its Corporate Strategy and Acquisitions Committee.   “I am delighted to have Ms. Banks and Ms. Coney enrich our Board with their diverse skillsets  and core strengths which align well with Simpson’s growth oriented approach,” commented  James Andrasick, Chair of Simpson’s Board of Directors. “Ms. Banks has an impressive  background as a C‐level executive at leading consumer products companies, helping to build  and scale their eCommerce units. Ms. Banks also brings in‐depth knowledge of digital  infrastructure, omnichannel go to market strategies and data analytics. She is at the forefront  of digital enterprise transformation programs including CRM, ERP and analytics capability  improvements. Ms. Coney is an accomplished professional with a proven track record in  delivering world‐class operations and leading end‐to‐end supply chain transformations. Her  expertise lies in implementing lean operational strategies, fostering high‐performing cultures  and leveraging innovation. With experience across technology, aerospace and consumer‐ focused public companies, she brings extensive knowledge in improving operations,  implementing machine learning and integrating digital technologies for operational excellence.  Both Ms. Coney’s and Ms. Banks’ wealth of experience and knowledge will be integral to  Simpson as it continues to pursue its key growth initiatives.”  Exhibit 99.1

Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com   Ms. Banks is currently serving as the Chief Information and Data Officer at The Clorox Company,  an American global manufacturer and marketer of consumer and professional products, a role  she has held since 2020. Prior to that, Ms. Banks was Chief Technology and Digital Officer, at  Revlon, Inc. from 2018 to 2020, and was Executive Vice President, Chief Information Officer and  Channel Integration, at New York & Company from 2013 to 2017. Prior to that, Ms. Banks held  management positions at Coach from 2010 to 2013 and Abercrombie & Fitch from 2008 to  2010.  Ms. Banks also serves as a board member of NextUp, a non‐profit organization. Ms.  Banks holds a Bachelor’s Degree in Management, Operations and Logistics from Florida State  University.     Ms. Coney is currently serving as Vice President at Google, Inc., an American multinational  technology company focusing on artificial intelligence, online advertising, search engine  technology, cloud computing, computer software, quantum computing, e‐commerce, and  consumer electronics, a role she has held since 2021. Most recently, Ms. Coney expanded her  responsibilities at Google, Inc. as the Vice President of Global Server Operations.  Prior to that,  Ms. Coney was Vice President, Walmart Supply Chain ‐ Southeast Division, at Walmart Inc. from  2019 to 2021; and held Vice President positions at Collins Aerospace, overseeing operations,  quality, and environment, health and safety for different divisions within the company, from  2018 to 2019. Prior to that, Ms. Coney held various management positions at The Procter &  Gamble Company from 1993 to 2017. Ms. Coney also serves as a member of the North Carolina  A&T Engineering Advisory Board and as a member of the Albert Lepage Center for DEI. Ms.  Coney holds a Bachelor’s Degree in Civil Engineering from Southern University Agricultural &  Mechanical College.     About Simpson Manufacturing Co., Inc.   Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its  subsidiaries, including, Simpson Strong‐Tie Company Inc., designs, engineers and is a leading  manufacturer of high quality wood and concrete construction products designed to make

Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com structures safer and more secure. Our products are designed to perform at high levels and be  easy to use and cost‐effective for customers. Our wood construction products are used in light‐ frame construction and include connectors, truss plates, fastening systems, fasteners and pre‐ fabricated lateral resistive systems. Our concrete construction products are used in concrete,  masonry and steel construction and include adhesives, chemicals, mechanical anchors, carbide  drill bits, powder actuated tools, fiber reinforced materials and other repair products used for  protection and strengthening. We market our products to the residential construction, light  industrial and commercial construction, remodeling and do‐it‐yourself markets domestically in  North America, primarily in the United States, and Europe internationally. We also provide  engineering services in support of some of our products and increasingly offer design and other  software that facilitates the specification, selection and use of our products. The Company's  common stock trades on the New York Stock Exchange under the symbol "SSD."       CONTACT:     Addo Investor Relations  investor.relations@strongtie.com    (310) 829‐5400